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R E P O R T    O F    C O N D I T I O N



Consolidating domestic subsidiaries of the BNY WESTERN TRUST COMPANY of LOS ANGELES in the state of California, at the close of business on December 31, 1996.


ASSETS
                                                           Thousands of Dollars

Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin............          4,924
  Interest-bearing balances.....................................         26,767
Hold-to-maturity securities.....................................          2,223
Available-for-sale securities...................................              0
Federal funds sold..............................................          4,000
Securities purchased under agreements to resell.................         20,000
Loans and lease financing receivables:
  Loans and leases, net of unearned income......................  0
  LESS: Allowance for loan and lease losses.....................  0
  LESS: Allocated transfer risk reserve.........................  0
  Loans and losses, net of unearned income, allowance, and
            reserve.............................................              0
Trading assets..................................................              0
Premises and fixed assets (including capitalized leases)........            606
Other real estate owned.........................................              0
Investments in unconsolidated subsidiaries and associated
  companies.....................................................              0
Customers' liability to this bank on acceptances outstanding....              0
Intangible assets...............................................        134,082
Other assets....................................................          8,667
Total assets....................................................        201,269
Losses deferred pursuant to 12 U.S.C. 1823(j)...................              0
Total assets and losses deferred pursuant to 12 U.S.C. 1823(j)          201,269


LIABILITIES

Deposits:
  In domestic offices...........................................         33,961
     Noninterest-bearing........................................  3,555
     Interest-bearing...........................................    406
Federal funds purchased.........................................              0
Securities sold under agreements to repurchase..................              0
Demand notes issued to the U.S. Treasury........................              0
Trading liabilities.............................................              0
Other borrowed money:
  With a remaining maturity of one year or less.................              0
  With a remaining maturity of more than one year...............              0

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Mortgage indebtedness and obligations under capitalizes leases.               0
Bank's liability on acceptances executed and outstanding........              0
Subordinated notes and debentures...............................              0
Other liabilities...............................................          1,976
Total liabilities...............................................         35,937
Limited-life preferred stock and related surplus................              0


EQUITY CAPITAL

Perpetual preferred stock and related surplus...................              0
Common stock....................................................          1,000
Surplus.........................................................        157,574
Undivided profits and capital reserves..........................          6,758
Net unrealized holding gains (losses) on available-for-sale
  securities....................................................              0
Total equity capital............................................        165,332
Losses deferred pursuant to 12 U.S.C. 1823(j)...................              0
Total equity capital and losses deferred pursuant to 12 U.S.C...
  1823(j).......................................................        165,332
Total liabilities, limited-life preferred stock, equity capital
  and losses deferred pursuant to 12 U.S.C. 1823(j).............        201,269


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